UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2013

Spirit AeroSystems Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33160	20-2436320
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 South Oliver, Wichita, Kansas	67210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (316) 526-9000

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 2, 2013, Spirit AeroSystems Holdings, Inc. (the “Company”) entered into Amendment No. 2 (the “Amendment”) to its senior secured Credit Agreement, dated as of April 18, 2012, among Spirit AeroSystems, Inc. (“Spirit”), as borrower, the Company, as parent guarantor, the subsidiary guarantors party thereto, the lenders party thereto, Bank of America, N.A., as administrative agent and collateral agent, and the other agents named therein, as amended by Amendment No. 1 thereto, dated as of October 26, 2012 (the “Credit Agreement”).

The amendment suspends the existing financial covenant ratios until December 31, 2014 and requires Spirit to meet certain minimum liquidity and borrowing base requirements while the existing financial covenant ratios are suspended and until Spirit provides a certificate under the Credit Agreement showing compliance with the existing financial covenant ratios as of December 31, 2014 (the “Suspension Period”).  Among other things, the amendment provides for the following key changes during the Suspension Period:

•                  The applicable margin for the revolving credit facility component of the Credit Agreement is 3.00% per annum for Letter of Credit Fees, 3.00% per annum for Eurodollar Rate Loans and 2.00% per annum for Base Rate Loans, which is one-half of one percent (0.50%) higher than the highest pricing tier provided for in the Credit Agreement.

•                  The applicable margin for the term loan B credit facility component of the senior secured Credit Agreement is 3.00% per annum for Eurodollar Rate Loans and 2.00% per annum for Base Rate Loans, which is the highest tier provided for in the Credit Agreement.

•                  The Total Secured Outstandings (as defined in the Credit Agreement as amended) shall not exceed the Aggregate Borrowing Base Amount (as defined in the Credit Agreement as amended) Spirit is required to maintain and liquidity is not to be less than $500.0 million.

•                  The $300.0 million accordion feature is unavailable.

•                  Additional limits on restricted payments and incurrence of indebtedness are in place.

In addition, the mandatory application of proceeds from the sale of the Oklahoma sites to repay the borrowings under the senior secured credit agreement has been reduced from 100% to 50%.

Certain of the lenders under the Credit Agreement and their affiliates have provided certain commercial banking, financial advisory and investment banking services to the Company and its affiliates in the past and may do so in the future. In addition, The Bank of New York Mellon, one of the lenders under the Credit Agreement, and its affiliates act as the trustee, paying agent and registrar for the Borrower’s senior notes and the investment manager for the Company’s U.S. defined benefit pension plan. Such parties received, and expect to receive, customary fees and commissions for these services.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which will be filed as an exhibit to the registrant’s Quarterly Report on Form 10-Q for the third quarter of 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPIRIT AEROSYSTEMS HOLDINGS, INC.

Date: August 8, 2013	By:	/s/ Philip D. Anderson
Name: Philip D. Anderson
Title: Senior Vice President and Chief Financial Officer